UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2009

SCIENTIFIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Utah	000-50559	87-0680657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Weldon Street, Jersey City, New Jersey	07306
(Address of principal executive offices)	(Zip Code)

(201) 985-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 15, 2009, Scientific Energy, Inc. (the "Company"), through its wholly owned subsidiary PDI Global Ltd., entered into a joint venture  agreement with China Resources Development Group Ltd., a Hong Kong company ("CRL").  Under the agreement, the Company will invest $43,040,000 Hong Kong dollars (approximately US$5.55 million) into a joint venture company Sinoforte Limited ("SFL"), which was set up by CRL in Hong Kong.  The Company will get 80% of SFL's capital shares, and CRL will, jointly with its partner, invest $10,760,000 Hong Kong dollars (approximately US$1.39 million) into SFL to receive 20% of SFL's capital shares. The main business of SFL is trading mineral products such as graphite produced in China.

Of $43,040,000 Hong Kong dollars, $39,600,000 Hong Kong dollars will be from the proceeds of the sale of 72% of equity interest in Kabond Investments Limited, as the Company reported on the 8-K filed with the U.S. Security Exchange Commission on December 23, 2008, the remaining $3,440,000 Hong Kong dollars, approximately US$443,585, will be from the Company’s current cash position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC ENERGY, INC.

Date: January 15, 2009	By:	/s/ Stanley Chan
	Name:	Stanley Chan
	Title:	President & CEO